Exhibit 1.1

EXECUTION COPY

ACER THERAPEUTICS INC.

UNDERWRITING AGREEMENT

916,667 Shares of

Common Stock

($0.01 Par Value)

December 12, 2017

William Blair & Company, L.L.C.

As the Representative of the Underwriters

    named in Schedule I hereto

c/o William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, Illinois 60606

Ladies and Gentlemen:

Acer Therapeutics Inc., a Texas corporation (the “Issuer”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 916,667 shares (the “Firm Securities”) of the Issuer’s common stock, $0.01 per share par value (the “Common Stock”). The respective amounts of the Firm Securities to be so purchased by the Underwriters are set forth opposite their names in Schedule I hereto. The Issuer also proposes to sell at the Underwriters’ option an aggregate of up to 137,500 additional shares of the Issuer’s Common Stock (the “Option Securities”) as set forth below.

As the Representative, you have advised the Issuer (a) that you are authorized to enter into this underwriting agreement (this “Agreement”) on behalf of the Underwriters, and (b) that the Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth opposite their respective names in Schedule I hereto, plus their pro rata portion of the Option Securities in whole or in part for the accounts of the Underwriters. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Registration Statement (as defined herein) (i) has been prepared by the Issuer in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the

Commission under the Securities Act; and (iii) has been declared effective under the Securities Act. As used in this Agreement:

(i) “Applicable Time” means 8:20 a.m., New York City time, on December 12, 2017;

(ii) “Base Prospectus” means the base prospectus, dated November 21, 2017 included in the Registration Statement;

(iii) “Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (A) the information set forth on Schedule IV hereto, and (B) each Issuer Free Writing Prospectus identified on Schedule III hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(iv) “Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment or amendments thereto, became or becomes effective;

(v) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the offering of the Shares;

(vi) “Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations that is filed prior to the filing of the Prospectus, together with the Base Prospectus;

(vii) “Prospectus” means the final prospectus (including any prospectus supplement thereto) relating to the offering of the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Base Prospectus;

(viii) “Registration Statement” means the registration statement on Form S-3 (File No. 333-208314), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement, and, in the event any post-effective amendment thereto or Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as defined below), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; and

(ix) “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement referenced in Section 1(a) hereof.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended, and the Rules and Regulations of the Commission thereunder (collectively, the “Exchange Act”) prior to the Effective Date or the issue date of the Base

Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to each of the Underwriters as follows:

(a) Registration Statement. The Issuer meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement, which was initially filed with the Commission under the Securities Act on December 2, 2015, as amended in a pre-effective amendment filed on March 18, 2016, and a post-effective amendment filed on November 14, 2017, was declared effective under the Securities Act on November 21, 2017. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of the Registration Statement and each of the amendments thereto have been delivered by the Issuer to you.

(b) Disclosure Package. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus and any Preliminary Prospectus each conforms and, as amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the Registration Statement did not, and any further amendments to the Registration Statement, when they become effective, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date and each Option Closing Date (as defined below), if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information included in the Registration Statement and each such Issuer Free Writing Prospectus listed on Schedule III, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representative expressly for use therein, which information is specified in Section 13 below.

(c) Incorporation by Reference. The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Due Authorization. This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid, legal and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(e) Organization and Good Standing. Each of the Issuer and its subsidiary (the “Subsidiary”) has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate: (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Issuer and the Subsidiary taken as a whole; (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby; or (iii) result in the delisting of shares of Common Stock from the Nasdaq Capital Market (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(f) Outstanding Shares. The outstanding shares of Common Stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(g) Capitalization. The information set forth under the caption “Capitalization” in the Registration Statement, the Prospectus and the Disclosure Package is true and correct in all material respects. All of the Shares conform to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package in all material respects. The form of certificate for the Shares conforms to the corporate law of the jurisdiction of the Issuer’s incorporation. No shares of preferred stock of the Issuer are issued and outstanding. No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement that have not been waived.

(h) Consolidated Financial Statements. The consolidated financial statements of the Issuer, together with related notes and schedules included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, present fairly in all material respects the financial position and the results of operations and cash flows of the Issuer, at the indicated dates and for the indicated periods. The Issuer’s financial statements (A) were prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) (except as may be indicated in the footnotes to such financials and that unaudited financial statements may not have notes thereto and other presentation items that may be required by U.S. GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated, and (B) fairly present the consolidated financial condition and operating results of the Issuer as of the dates and for the periods indicated therein. The summary financial and statistical data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly in all material respects the information shown therein, and such data has been compiled on a basis consistent with the consolidated financial statements presented therein and the books and records of the Issuer. The pro forma consolidated financial statements and other pro forma financial information included in the Registration Statement, Prospectus and the Disclosure Package present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma consolidated financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Issuer, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The statistical, industry-related and market-related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources that the Issuer reasonably and in good faith believes are reliable and accurate.

(i) Internal Controls. The Issuer maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with U.S. GAAP.

(j) Independent Accountants. Wolf & Company, P.C, which has certified certain financial statements of the Issuer included in the Registration Statement and the Prospectus and delivered its opinion with respect to the consolidated financial statements of the Acer Therapeutics Inc., a Delaware corporation, appearing in the Registration Statement on Form S-4 (File No. 333-219358) and schedules included or incorporated by reference therein, is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Rules and Regulations, the Exchange Act and the rules of the Public Company Accounting Oversight Board. MaloneBailey, LLP, which has certified certain financial statements of the Issuer as of December 31, 2016 and 2015 and for the years then ended included in the Registration Statement and the Prospectus and delivered its opinion with respect to the audited financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Rules and Regulations, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(k) Legal Proceedings. There is no pending legal proceeding, and, to the knowledge of the Issuer and the Subsidiary, no person has threatened in writing to commence any legal proceeding: (i) that involves the Issuer or the Subsidiary or, to the knowledge of the Issuer, any director or officer of the Issuer or the Subsidiary (in his or her capacity as such) or any of the material assets owned or used by the Issuer; (ii) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package and are not so described; or (iii) that, if determined adversely to the Issuer or the Subsidiary, might have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(l) No Labor Disputes. The Issuer and the Subsidiary are not parties to or bound by, nor have a duty to bargain under, any collective bargaining agreement or other contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the knowledge of the Issuer, seeking to represent any employees of the Issuer or the Subsidiary. There has never been, nor, to the knowledge of the Issuer, has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity or any similar activity or dispute affecting the Issuer, and the Issuer and the Subsidiary are not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that could have a Material Adverse Effect.

(m) Title to Property. The Issuer and the Subsidiary own, and have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by them, in each case, free and clear of any encumbrances, except for: (i) any lien for current taxes not yet due and payable or for taxes that are being contested in good faith and for which adequate reserves have been made on the Issuer’s balance sheet; (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Issuer and the Subsidiary; and (iii) those reflected in the Issuer’s financial statements (or as described in the Registration Statement, the Prospectus and the Disclosure Package) or that are not material in amount. The Issuer and the Subsidiary occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(n) Tax Matters. The Issuer and the Subsidiary have filed, or have properly requested extensions for, all material federal, state, local and foreign tax returns that have been required to be filed and have paid all material taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. GAAP. All material amounts of tax liabilities have been adequately provided for in the financial statements of the Issuer and the Subsidiary, and the Issuer and the Subsidiary do not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer or sale by the Issuer of the Shares.

(o) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective change that has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Prospectus and the Disclosure Package. The Issuer and the Subsidiary have no material contingent obligations that are not disclosed in the Issuer’s consolidated financial statements in the Registration Statement and the Prospectus.

(p) No Violation or Default. The execution and delivery of this Agreement by the Issuer does not, and the performance of this Agreement by the Issuer will not, (i) conflict with or violate the certificate of formation or bylaws of the Issuer; (ii) conflict with or violate any legal requirement applicable to the Issuer or by which its properties are bound or affected, except for any such conflicts or violations that would not constitute a Material Adverse Effect; or (iii) require the Issuer to make any filing with or give any notice or make any payment to a person, or obtain any consent from a person, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Issuer’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancelation of, or result in the creation of an encumbrance on any of the properties or assets of the Issuer pursuant to any material contract.

(q) No Consents Required. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(r) Licenses and Permits. The Issuer and the Subsidiary have all licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct their businesses as currently conducted and to own, lease and operate the properties in the manner described in the Registration Statement, the Prospectus and the Disclosure Package, except where the failure to have the same would not, individually or in the aggregate, have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer, threatened, involving the status of or sanctions under any of the Permits. The Issuer and the Subsidiary have fulfilled and performed all of their material obligations with respect to the Permits, and the Issuer and the Subsidiary are not in violation of and have not received notice regarding a possible violation, default or revocation of any such Permit. None of the Permits contains any restriction that is materially burdensome on the Issuer and the Subsidiary.

(s) No Affiliations. To the Issuer’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Issuer’s officers, directors or 5% or greater security holders.

(t) No Stabilization or Manipulation. Neither the Issuer, the Subsidiary nor, to the Issuer’s knowledge, any of its affiliates has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of Common Stock to facilitate the sale or resale of the Shares. The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares of The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act.

(u) Investment Company Act. The Issuer is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(v) Insurance. The Issuer and the Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as is adequate in all material respects for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. Each of such insurance policies is in full force and effect, and the Issuer is in compliance with the terms thereof in all material respects. As of the date of this Agreement, other than customary end-of-policy notifications from insurance carriers, the Issuer has not received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of the Issuer. Information provided to insurance carriers (in applications and otherwise) on behalf of the Issuer is accurate and complete in all material respects. The Issuer has provided timely written notice to the appropriate insurance carrier(s) of each legal proceeding pending or threatened against the Issuer, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such legal proceeding, or informed the Issuer of its intent to do so.

(w) Compliance with ERISA. The Issuer and the Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan,” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”).

(x) No Broker’s Fee. Other than as contemplated by this Agreement, the Issuer and the Subsidiary have not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(y) No Joint Ventures. The Issuer and the Subsidiary do not own, directly or indirectly, any shares of capital stock and do not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(z) Renewal. There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package, or to be filed as exhibits to the Registration Statement, that are not described or filed as required. The Issuer and the Subsidiary have not sent or received any written notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Issuer or any other party to any such contract or agreement.

(aa) Environmental Matters. The Issuer and the Subsidiary are in material compliance with all applicable environmental laws, which compliance includes the possession by the Issuer of all permits and other governmental authorizations required under applicable environmental laws and compliance with the terms and conditions thereof other than any failure to be in compliance or possess any such permits and authorizations that would not constitute a Material Adverse Effect. As of the date of this Agreement, the Issuer has not received any written notice or other communication (in writing or otherwise), whether from a governmental body, citizens group, employee or otherwise, that alleges that the Issuer is not in compliance with any environmental law, and, to the knowledge of the Issuer, there are no circumstances that may prevent or interfere with the Issuer’s compliance with any environmental law in the future. To the knowledge of the Issuer: (i) as of the date of this Agreement, no current or prior owner of any property leased or controlled by the Issuer has received any written notice or other communication relating to property owned or leased at any time by the Issuer, whether from a governmental body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Issuer is not in compliance with or has violated any environmental law relating to such property, and (ii) it does not have any material liability under any environmental law.

(bb) No Unlawful Payments. No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for any federal or state office in the United States or foreign offices by the Issuer, by any of its officers, directors, employees or agents or, to the knowledge of the Issuer and the Subsidiary, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Issuer, the Subsidiary nor, to the best knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer.

(cc) Compliance with Anti-Money Laundering Laws. The operations of the Issuer and the Subsidiary are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Issuer conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Issuer with respect to the Money Laundering Laws is pending or, to the Issuer’s knowledge, threatened.

(dd) No Conflicts with Sanctions Laws. Neither the Issuer, the Subsidiary nor any director or officer, or, to the knowledge of the Issuer, any agent or employee of the Issuer, affiliate or other person associated with or acting on behalf of the Issuer is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Issuer has not knowingly engaged in and is not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ee) Intellectual Property. The Issuer and the Subsidiary own, license or otherwise have rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of their business as currently carried on and as proposed to be carried on as described in the Registration Statement, the Prospectus and the Disclosure Package (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the Registration Statement, the Prospectus and the Disclosure Package, (i) no third parties have obtained rights to any such Intellectual Property from the Issuer, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect; (ii) to the Issuer’s knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s rights in or to any such Intellectual Property, and the Issuer and the Subsidiary are unaware of any facts that would form a basis for any such claim; (iv) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Issuer and the Subsidiary are unaware of any facts that would form a basis for any such claim; (v) there is no prior, pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others that the Issuer has, or any of its products, product candidates or services infringes, misappropriates or otherwise violates, or would infringe upon, misappropriate or otherwise violate, upon the development or commercialization of such products, product candidates or services described in the Registration Statement, the Prospectus and the Disclosure Package, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Issuer is unaware of any facts that would form a basis for any such claim; (vi) to the Issuer’s knowledge, there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the Registration Statement, the Prospectus or the Disclosure Package as being owned by or licensed to the Issuer, or that is necessary for the conduct of its business as currently conducted or contemplated, or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art or public or commercial activity of which the Issuer is aware that may render any patent held by the Issuer invalid or any patent application held by the Issuer unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (viii) the Issuer has not committed any act or omitted to undertake any act for which the effect of such commission or omission would reasonably be expected to render the Intellectual Property invalid or unenforceable in whole or in part. To the Issuer’s knowledge, none of the technology employed by the Issuer has been obtained or is being used by the Issuer in violation of the rights of any person or third party. The Issuer knows of no infringement or misappropriation by others of the Intellectual Property. The Issuer has taken reasonable steps necessary to secure interests in the Intellectual Property from its employees, consultants, agents and contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property owned by the Issuer that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package and are not described therein as so required.

(ff) FD&C Act Compliance. The conduct of business by the Issuer and the Subsidiary complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to their businesses, including, without limitation, (i) the U.S. Food, Drug and Cosmetic Act (the “FD&C Act”) and similar federal, state, local and foreign Laws, (ii) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials, and (iii) licensing and certification Laws covering any aspect of the business of the Issuer. The Issuer has not received any written notification asserting, nor has knowledge of, any present or past failure to comply with or violation of any such Laws, except where such failure would not reasonably be expected to have a Material Adverse Effect.

(gg) HIPAA Compliance. The Issuer and the Subsidiary are in compliance in all material respects with all state and federal laws applicable to employees, including but not limited to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Family and Medical Leave Act (“FMLA”), the California Family Rights Act of 1933, as amended (“CFRA”), the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the Women’s Health and Cancer Rights Act of 1998, the Newborn’s and Mothers’ Health Protection Act of 1996 and any similar provisions of state law applicable to their employees. To the extent required under HIPAA and the regulations issued thereunder, the Issuer has performed all obligations under the medical privacy rules of HIPAA (45 C.F.R. Parts 160 and 164), the electronic data interchange requirements of HIPAA (45 C.F.R. Parts 160 and 162) and the security requirements of HIPAA (45 C.F.R. Part 142). The Issuer and the Subsidiary do not have any material unsatisfied obligations to any employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension. The Issuer is in compliance in all material respects with all applicable requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and all regulations thereunder (together, the “ACA”), including all requirements relating to eligibility waiting periods and the offer of or provision of minimum essential coverage that is compliant with Section 36B(c)(2)(C) of the Code and the regulations issued thereunder to full-time employees as defined in Section 4980H(c)(4) of the Code and the regulations issued thereunder. To the Issuer’s knowledge, no excise tax or penalty under the ACA, including Sections 4980D and 4980H of the Code, is outstanding, has accrued or has arisen with respect to any period prior to the Applicable Time, with respect to any employee plan. To the Issuer’s Knowledge, the Issuer does not have any unsatisfied obligations to any employees or qualified beneficiaries pursuant to the ACA or any state or local legal requirement governing health care coverage or benefits that would reasonably be expected to result in any material liability to the Issuer. The Issuer has maintained all records necessary to demonstrate its material compliance with the ACA.

(hh) FDA Compliance. There are no proceedings pending or, to the knowledge of the Issuer, threatened with respect to an alleged violation by the Issuer of the Federal Food, Drug and Cosmetic Act (“FDCA”), Food and Drug Administration (“FDA”) regulations adopted thereunder, the Controlled Substances Act or any other similar legal requirements promulgated by the FDA or other comparable governmental body responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug products (“Drug Regulatory Agency”). The Issuer and the Subsidiary hold all required governmental authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Issuer as currently conducted, and development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the “Acer Product Candidates”) (collectively, the “Acer Regulatory Permits”), and no such Acer Regulatory Permit has been (i) revoked, withdrawn, suspended, canceled or terminated, or (ii) modified in any adverse manner, other than immaterial adverse modifications. The Issuer is in compliance in all material respects with the Acer Regulatory Permits and has not received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Acer Regulatory Permit, or (B) any revocation, withdrawal, suspension, cancelation, termination or material modification of any Acer Regulatory Permit.

(ii) Clinical Trials. All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Issuer or the Subsidiary, or in which the Issuer or its current products or, to the knowledge of the Issuer, product candidates, including the Acer Product Candidates, have participated were, and if still pending are being, conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance with the applicable regulations of the Drug Regulatory Agencies and other applicable legal requirements, including 21 C.F.R. Parts 50, 54, 56, 58 and 312. The Issuer has not received any notices, correspondence or other communications from any Drug Regulatory Agency requiring, or to the knowledge of the Issuer threatening to initiate, the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by, the Issuer or in which the Issuer or its current products or product candidates, including the Acer Product Candidates, have participated.

(jj) FDA Investigation. The Issuer and the Subsidiary are not the subject of any pending, or to the knowledge of the Issuer, threatened investigation in respect of their business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” final policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the knowledge of the Issuer, the Issuer has not committed any acts, made any statement or failed to make any statement, in each case in respect of its business or the Acer Product Candidates, that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” final policy, and any amendments thereto. None of the Issuer, or, to the knowledge of the Issuer, any of its officers, employees or agents, has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in a debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar applicable legal requirement. To the knowledge of the Issuer, no debarment or exclusionary claims, actions, proceedings or investigations in respect of its business or products are pending or threatened against the Issuer or any of its officers, employees or agents.

(kk) Statistical and Market Data. Nothing has come to the attention of the Issuer that has caused the Issuer to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ll) Certificates. Any certificate signed by any officer of the Issuer and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Issuer to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

(mm) Sarbanes-Oxley Act. The Issuer is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(nn) Disclosure Controls and Procedures. The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Issuer’s “disclosure controls and procedures” comply with the requirements of the Exchange Act and are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Issuer in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Issuer required under the Exchange Act with respect to such reports.

(oo) Loans. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any of the officers or directors of the Issuer, the Subsidiary or any of their respective family members, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package. The Issuer and the Subsidiary have not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Issuer or the Subsidiary.

(pp) No Integration. Neither the Issuer, the Subsidiary nor any of their affiliates have, prior to the date hereof, made any offer or sale of any securities that could be “integrated” for purposes of the Securities Act or the rules and regulations promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, other than (i) shares of Common Stock, or options to acquire such Shares, issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans, or pursuant to outstanding options, rights or warrants, or (ii) as otherwise described in the Registration Statement, the Prospectus and the Disclosure Package.

2. PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase the number of Firm Securities set forth opposite the name of each Underwriter under the column “Number of

Public Firm Securities to be Purchased” in Schedule I hereof at a purchase price of $11.16 per share, subject to adjustments in accordance with Section 9 hereof; provided, however, that the Underwriters agree to purchase from the Issuer 333,333 shares of the Firm Securities to be sold to funds affiliated with the Issuer’s largest shareholder, TVM Capital Life Science, at a purchase price per share of $11.58.

(b) Payment for the Firm Securities to be sold hereunder is to be made in immediately available funds by federal funds wire transfer (same day) against delivery of Firm Securities therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the second business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange (“NYSE”) is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the Underwriters to purchase the Option Securities at the price per share as set forth in the first paragraph of this Section less an amount per share equal to any dividend or distribution declared by the Issuer during the Option Term and payable on the Firm Securities but not payable on the Option Securities. The option granted hereby may be exercised in whole or in part, once or on multiple occasions, within 30 days after the date of this Agreement (the “Option Term”) by written notice from the Representative of the Underwriters, to the Issuer setting forth the number of Option Securities as to which the Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered and the time and date at which certificates for such Option Securities are to be delivered. The time and date at which certificates for such Option Securities are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as an “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares. You, as the Representative of the Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on an Option Closing Date in immediately available funds by federal funds wire transfer (same day funds) in New York, New York.

3. OFFERING BY THE UNDERWRITERS.

It is understood that the Underwriters are to make a public offering of the Firm Securities as soon as the Representative deems it advisable to do so. The Firm Securities are to be initially offered to the public at the public offering price set forth in the Prospectus. To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

4. COVENANTS.

(a) The Issuer covenants and agrees with the Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Issuer has not distributed and, without the prior consent of the Representative, it will not distribute any prospectus or other written offering material (including, without limitation, any offer relating to the Shares that would constitute a Free Writing Prospectus) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(b). Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and the Representative, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Representative is listed on Schedule III hereto. The Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Issuer agrees that, if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, any Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission.

(c) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d) The Issuer will advise the Representative promptly (i) when any post-effective amendment to the Registration Statement shall become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Issuer will use commercially reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(e) The Issuer will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Issuer will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(f) The Issuer will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus and any Issuer Free Writing Prospectus as the Representative may reasonably request. The Issuer will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. At the request of the Representative, the Issuer will deliver to the Representative at or before the Closing Date four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representative may reasonably request.

(g) The Issuer will comply with the Securities Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited), covering a period of at least 12 consecutive months beginning with the first fiscal quarter of the Issuer occurring after the “effective date” of the Registration Statement (as defined in Rule 158), which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

(i) Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j) The Issuer covenants and agrees that no offering, sale, short sale or other disposition of any shares of Common Stock of the Issuer or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Issuer otherwise than as provided hereunder or with the prior written consent of the Representative; provided that this provision will not: (i) restrict the Issuer from awarding stock options, restricted stock or other equity-based compensation awards to purchase shares of its Common Stock pursuant to employee benefit plans as described in the Registration Statement, the Prospectus and the Disclosure Package (or the issuance of Common Stock upon the exercise or settlement thereof); (ii) apply to the Shares to be sold hereunder; (iii) apply to the issuance of shares of Common Stock of the Issuer or securities convertible or exercisable or exchangeable for shares of Common Stock of the Issuer pursuant to the exercise or conversion of warrants, options or other convertible or exchangeable securities, in each case that are outstanding on the date hereof and described in the Registration Statement, the Prospectus and the Disclosure Package; (iv) apply to the filing of a registration statement on Form S-8 with respect to the registration of securities to be offered to the Issuer’s “employees” (as that term is used in Form S-8) under any employee benefit plans of the Issuer; or (v) apply to securities issued in connection with a transaction that includes a commercial relationship (including but not limited to joint ventures, marketing or distribution arrangements, option or collaboration agreements or intellectual property license agreements) or any acquisition of assets or not less than a majority or controlling portion of the equity of another entity; provided that the aggregate number of shares or securities issued pursuant to this clause (v) shall not exceed 10% of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the shares of Common Stock to be sold hereunder.

(k) The Issuer will use commercially reasonable efforts to list, subject to notice of issuance, the Shares on The Nasdaq Capital Market.

(l) The Issuer has caused each of the persons listed on Schedule II hereto to furnish to you, on or prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Issuer, or any other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing

(or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of the Representative (“Lockup Agreements”).

(m) The Issuer shall apply the net proceeds of its sale of the Shares in all material respects as described under the heading “Use of Proceeds” in the Registration Statement, the Prospectus and the Disclosure Package.

(n) The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Shares in such a manner as would require the Issuer to register as an investment company under the 1940 Act.

(o) The parties’ obligations under section 6 of the engagement letter between the Issuer and the Representative dated November 28, 2017 (the “Engagement Letter”) survive the Closing Date of this Agreement and remain in full force and effect pursuant to the terms and conditions set forth in the Engagement Letter.

5. COSTS AND EXPENSES.

The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Issuer; (ii) the fees and disbursements of counsel for the Issuer; (iii) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, any Preliminary Prospectuses, any Issuer Free Writing Prospectus, the Prospectus, the Underwriters’ Selling Memorandum and the Underwriters’ Invitation Letter, if any, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; (iv) the filing fees of the Commission; (v) the filing fees and out-of-pocket accountable expenses (including reasonable legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; (vi) the Listing Fee of The Nasdaq Capital Market; (vii) the out-of-pocket accountable expenses, including the fees and disbursements of counsel for the Underwriters, reasonably incurred in connection with the qualification of the Shares under state securities or Blue Sky laws; and (viii) all other reasonable costs and out-of-pocket accountable expenses of the Underwriters (including reasonable fees and disbursements of counsel) incident to the performance of its obligations hereunder not otherwise specifically provided for here, provided that the amount payable by the Issuer for the out-of-pocket accountable expenses (including fees and expenses of counsel to the Underwriters and any other independent experts retained by the Representative) pursuant to subsections (v), (vii) and (viii) of this Section 5 shall not exceed $75,000 in the aggregate.

If this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Issuer shall reimburse the Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Issuer shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on each Option Closing Date are subject to the accuracy, as of the Closing Date and each Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) hereof, and any and all filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Issuer has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date or the Option Date, if any, which would prevent the issuance of the Shares.

(b) The Representative shall have received on the Closing Date and each Option Closing Date, if any, the opinions and negative assurance letter of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Issuer, on matters of New York and Texas law dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters, substantially in the form and substance previously agreed upon by counsel for the Underwriters and the Issuer.

(c) The Representative shall have received from Morrison & Foerster LLP, counsel for the Underwriters, an opinion dated the Closing Date and the applicable Option Closing Date(s), if any, with respect to the formation of the Issuer, the validity of the Shares and other related matters as the Representative reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters. Morrison & Foerster LLP may rely on the legal opinion of Pillsbury Winthrop Shaw Pittman LLP for purposes of Texas law.

(d) The Representative shall have received, on each of the dates hereof, the Closing Date and the applicable Option Closing Date(s), if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of Wolf & Company, P.C confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and the Exchange Act, and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations and the Exchange Act; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(e) The Representative shall have received on the Closing Date and the applicable Option Closing Date(s), if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the applicable Option Closing Date(s), if any, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to the Issuer’s knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the applicable Option Closing Date(s), if any;

(iii) All filings required to have been made pursuant to Rules 424 or 430B under the Securities Act have been made;

(iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement did not contain any untrue statement of a material fact, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement to or an amendment of the Prospectus that has not been so set forth in such supplement or amendment; and

(v) Since the respective dates as of which information is given in the Disclosure Package, (1) there has not been any material adverse change or any development involving a prospective change that has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (2) the Issuer has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (3)

there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Issuer’s employee benefit plans) or long-term debt of the Issuer.

(f) The Issuer shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(g) The Firm Securities and Option Securities, if any, shall have been approved for designation upon notice of issuance on The Nasdaq Capital Market.

(h) The Lockup Agreements described in Section 4(l) shall be in full force and effect.

(i) The Representative shall have received on the Closing Date and the applicable Option Closing Date(s), if any, opinions of Clark & Elbing LLP, special counsel for the Issuer with respect to patent and proprietary rights, dated the Closing Date and the applicable Option Closing Date(s), if any, addressed to the Underwriters, substantially in the forms and substance previously agreed upon by counsel for the Underwriters and the Issuer.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Morrison & Foerster LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative.

In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. CONDITIONS OF THE OBLIGATIONS OF THE ISSUER.

The obligations of the Issuer to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the applicable Option Closing Date(s), if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. INDEMNIFICATION.

(a) Indemnification of the Underwriters by the Issuer. The Issuer agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “Road Show”) or any Disclosure Package (including any Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representative expressly for use therein.

(b) Indemnification of the Issuer by the Underwriters. Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Road Show or any Disclosure Package (including any Disclosure Package that has subsequently been amended), or (ii) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each Underwriter will be liable in each case and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Road Show or any Disclosure Package (including any Disclosure Package that has subsequently been amended) in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative, and any such separate firm for the Issuer, its directors, its officers who signed the Registration Statement and any control persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Underwriters on the other, from the offering of the Shares, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Issuer, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8, paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

9. DEFAULT BY UNDERWRITERS.

If, on the Closing Date or the applicable Option Closing Date(s), if any, any Underwriter shall fail to purchase and pay for the portion of the Shares that such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, that the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, that they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, that such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the Issuer or you as the Representative of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or applicable Option Closing Date(s), if any, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or faxed and confirmed as follows:

if to the Underwriters, to:           William Blair & Company, L.L.C.

 150 North Riverside Plaza

 Chicago, Illinois 60606

 Attention:         General Counsel

 Fax:                  (312) 551-4646

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention:         Anna T. Pinedo, Esq.

if to the Issuer, to:               Acer Therapeutics Inc.

 One Gateway Center, Suite 351

 (300 Washington St.)

 Newton, Massachusetts 02458

 Attention:         Chris Schelling

                            President and Chief Executive Officer

with a copy (which shall not constitute notice) to:

 Pillsbury Winthrop Shaw Pittman LLP

 12255 El Camion Real, Suite 300

 San Diego, California 92130

 Attention:         Mike Hird, Esq.

                           Patty M. DeGaetano, Esq.

11. TERMINATION.

(a) This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the absolute discretion of the Representative, make it immediately impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading generally on the NYSE or Nasdaq or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority that in your opinion materially and adversely affects or is reasonably likely to materially and adversely affect the business or operations of the Issuer, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Issuer’s common stock by The Nasdaq Capital Market, the Commission, or any other governmental authority, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs that in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 6 and 9 of this Agreement.

12. SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. INFORMATION PROVIDED BY UNDERWRITERS.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, road show or the Registration Statement consists of the information contained in the first sentence under the first paragraph under the heading “Underwriting—Discount and Expenses” and the first four paragraphs under “Underwriting—Short Sales, Stabilizing Transactions, and Penalty Bids,” in each of the Preliminary Prospectus and the Prospectus.

14. RESEARCH INDEPENDENCE.

In addition, the Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies that may be the subject to the transactions contemplated by this Agreement.

15. NO FIDUCIARY DUTY.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Issuer acknowledges and agrees that:

(a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;

(b) the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

(e) notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement.

16. MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the Underwriters in accordance with its terms.

Very truly yours,

ACER THERAPEUTICS INC.

By	/s/ Chris Schelling
Chris Schelling
President & Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
As the Representative of the Underwriters listed on Schedule I hereto

By:	WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Steve Maletzky
Name:	Steve Maletzky
Title:	Managing Director, Partner & Head of Healthcare ECM

Signature Page to Underwriting Agreement

Schedule I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Public Firm Securities to be Purchased
William Blair & Company, L.L.C.	802,084
H.C. Wainwright & Co.	114,583

Total	916,667

Schedule I–1

Schedule II

LIST OF PERSONS SUBJECT TO LOCK-UP

Directors

Chris Schelling

Stephen J. Aselage

Hubert Birner

Michelle Griffin

John M. Dunn

Luc Marengere

Jason Amello

Officers

Chris Schelling

Harry Palmin

William Andrews, M.D.

Affiliated Funds

TVM Life Science Ventures VI GmbH & Co. KG

TVM Life Science Ventures VI Limited Partnership

TVM Life Science Ventures VII Limited Partnership

Schedule III–1

Schedule III

SCHEDULE OF ISSUER FREE WRITING PROSPECTUSES INCLUDED IN THE

DISCLOSURE PACKAGE

None

2

Schedule IV

INFORMATION INCLUDED IN THE DISCLOSURE PACKAGE

1.	Public Offering Price: $12.00 per share

2.	Number of Firm Shares: 916,667

3.	Dilution per share to new investors: $9.69

4.	Number of Option Securities Offered: 137,500

Schedule IV–1

EXHIBIT A

FORM OF LOCK-UP LETTER

December     , 2017

William Blair & Company, L.L.C.

As the Representative of the Underwriters

c/o William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, Illinois 60606

Re:	Acer Therapeutics Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representative (the “Representative”) of the underwriters named in Schedule I to the underwriting agreement (the “Underwriters”) to be entered into between the Underwriters and the Company with respect to the Offering (the “Underwriting Agreement”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the Underwriting Agreement.

In consideration of the foregoing, the undersigned hereby acknowledges and agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), grant any option, right or warrant to purchase, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), lend or otherwise dispose of any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member) (collectively, the “Lock-Up Securities”), including, without limitation, entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of Common Stock or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the final prospectus relating to the Offering (the “Restricted Period”).

Exhibit A – Page A-1

In addition, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any shares the undersigned may purchase in the Offering.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with transfers not for value to transferees that agree to be subject to the lock-up restrictions herein where no filing under Section 16(b) of the Exchange Act shall be required or shall be voluntarily made, and relating to (a) Lock-Up Securities acquired in open market transactions after the completion of the Offering; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or a family member (for purposes of this agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; or (e) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned. Any transferee shall sign and deliver to the Representative a lock up agreement substantially in the form of this agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Stock held by the undersigned except in compliance with the foregoing restrictions, and any duly appointed transfer agent and registrar for the registration or transfer of the Common Stock described herein is hereby authorized to decline to make any transfer of such Common Stock if such transfer would constitute a violation or breach of this agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into shares of Common Stock, as applicable; provided that (i) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made and (ii) the undersigned does not transfer the shares of Common Stock acquired on such exercise, exchange or conversion during the Restricted Period, unless otherwise permitted pursuant to the terms of this agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Restricted Period); provided that the entry into or modification of such plan is not publicly disclosed, including without limitation, in any filing under the Exchange Act, during the Restricted Period.

Exhibit A – Page A-2

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned understands that, if (i) the Underwriting Agreement is not executed by January 31, 2018, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the initial closing date of the sale of shares of Common Stock to be sold thereunder, or (iii) the Company notifies the Representative that it does not intend to proceed with the Offering, then the undersigned shall be released from all obligations under this agreement and this agreement shall be void and of no further force or effect.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature

Printed Name of Person Signing

Exhibit A – Page A-3